Exhibit 21.1

SUBSIDIARIES OF AUTODESK, INC.,

a Delaware Corporation

as of January 31, 2009

Subsidiary Name	Jurisdiction of Incorporation
ADSK Canada Inc.	Canada (Ontario)
ADSK Ireland Limited	Ireland
Algor, Inc.**	Pennsylvania
Alias Systems Limited**	United Kingdom
Alias Systems Singapore Pte. Ltd.**	Singapore
Autodesk	France
Autodesk AB	Sweden
Autodesk Asia Pte Ltd.	Singapore
Autodesk Australia Pty Ltd.	Australia
Autodesk B.V.	The Netherlands
Autodesk Canada Co.	Canada (Nova Scotia)
Autodesk Canada Inc.**	Canada (Quebec)
Autodesk de Argentina S.A.	Argentina
Autodesk de Mexico, S.A. de C.V.	Mexico
Autodesk de Venezuela, S.A.	Venezuela
Autodesk Design Software (Shanghai) Co, Ltd.	China
Autodesk Development B.V.	The Netherlands
Autodesk Development Sàrl	Switzerland
Autodesk do Brasil Ltda	Brazil
Autodesk (EMEA) Sàrl	Switzerland
Autodesk (Europe) S.A.**	Switzerland
Autodesk Far East Ltd.	Hong Kong
Autodesk Ges.mbH	Austria
Autodesk GmbH	Germany
Autodesk Hungary Kft	Hungary
Autodesk India Private Limited	India
Autodesk International Holding Co.	Delaware
Autodesk Korea Ltd.	South Korea
Autodesk Limited	United Kingdom
Autodesk Ltd. Japan	Japan
Autodesk S.A.	Switzerland
Autodesk, S.A.	Spain
Autodesk S.r.l.	Italy
Autodesk Software (China) Co., Ltd.	China
Autodesk Software Lda.	Portugal
Autodesk Sp. z o.o.	Poland
Autodesk Spol. S.R.O.	Czech Republic
Autodesk Strategies Ltd**	China
Autodesk, Taiwan Ltd.	Taiwan
Autodesk Yazilim Hizmetleri Ticaret Limited Sirketi (Autodesk Limited Sirketi)	Turkey
Hanna Strategies Holdings, Inc.**	Delaware
Hanna Technologies PVT, Ltd.**	India
Kynogon Inc.**	Canada (Quebec)
Limited Liability Company Autodesk (CIS)	Russia
Moldflow (Europe) Ltd.**	United Kingdom
Moldflow B.V.	The Netherlands
Moldflow Corporation **	Delaware
Moldflow International Pty. Ltd.**	Australia
Moldflow Netherlands Limited	Ireland
Moldflow Pty. Ltd.**	Australia
Moldflow Singapore Pte Ltd.**	Singapore
Moldflow Taiwan, Inc.**	Taiwan
NavisWorks (UK) Limited**	United Kingdom
NavisWorks Limited**	United Kingdom
NavisWorks, Inc.**	Arizona
PlassoTech, Inc.**	California
Robobat (UK) Limited**	United Kingdom
SCI Topole	France
Systèmes Alias Quebec, Inc.	Canada (Quebec)

**	Inactive subsidiaries; subsidiaries scheduled to be wound up